Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Megan Meloni
Investor Relations
(650) 940-6253

CATALYTICA ENERGY SYSTEMS ANNOUNCES CHANGES TO BOARD OF DIRECTORS

GILBERT, Ariz. (February 13, 2006) – Catalytica Energy Systems, Inc. (NASDAQ: CESI), today announced that its President and CEO Rob Zack has been appointed to the Company’s Board of Directors, and that Fred O’Such and Jack Urquhart, both independent directors, will retire from their positions on the Board.  Zack assumes his new role as director effective immediately, and the retirement of O’Such and Urquhart will become effective as of the Company’s upcoming Annual Meeting of Stockholders currently scheduled to occur in June of this year.

Ricardo B. Levy, chairman of the board of Catalytica Energy Systems, stated, “On behalf of the Board of Directors, I would like to thank Fred and Jack for their long-standing and exemplary service to the Board.  We have benefited greatly from their sound counsel and outstanding contributions to the Company over the past 9+ years, during which time the Company has undergone significant strategic changes.  I would also like to take this opportunity to congratulate Rob on his unanimous appointment to the Board in recognition of the strong leadership and strategic vision he continues to demonstrate during these important times of change as we seek to build additional value in the business.  We look forward to Rob’s continued insight to the strategic direction of Catalytica Energy Systems and his ongoing contributions towards positioning the Company for growth.”

Catalytica Energy Systems provides innovative products and services to meet the rapidly growing demand for emissions control solutions in the power generation and transportation industries.  Through its SCR-Tech subsidiary (www.SCR-Tech.com), the Company offers a variety of services for coal-fired power plants using selective catalytic reduction (SCR) systems to reduce nitrogen oxides (NOx) emissions.   These services include SCR catalyst management, cleaning and regeneration, as well as consulting services to help power plant operators optimize efficiency and reduce overall NOx compliance costs.  Catalytica Energy Systems’ other business activities include the design, development and manufacture of advanced products based on its proprietary catalyst and fuel processing technologies to offer cost-effective solutions for reducing NOx emissions from diesel engines and natural gas-fired turbines.  The Company’s Xonon® Diesel Fuel Processing technology is designed to facilitate significant NOx reduction from mobile, stationary, and off-road diesel engines by improving the performance of NOx adsorber catalyst systems. Catalytica Energy Systems’ Xonon Cool Combustion® system offers a breakthrough pollution prevention approach for gas turbines to achieve ultra-low emissions power generation through a proprietary catalytic combustion process.  Find Catalytica Energy Systems on the Worldwide Web at www.CatalyticaEnergy.com.

This news release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein.  These statements include, but are not limited to, those regarding Catalytica Energy Systems’ beliefs and expectations concerning the Company’s growth prospects, its ability to build additional value in the business, the Company’s services and the performance of its products.  These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements.  These risks and uncertainties include, among others, the risks associated with the development, generally, of the Company’s overall strategic objectives; possible fluctuations in economic conditions affecting the markets for the Company’s products and services; the risk that a market may not develop or be maintained for the Company’s products and services; changes in the environmental requirements relating to nitrogen oxides (NOx) emissions; that there may be unanticipated technical, commercial or other setbacks related to the Company’s products or services that could result in termination of one or more of its

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product development efforts; changes in the environmental requirements relating to NOx emissions; that marketing, project development and installation timelines and regulatory review outcomes are uncertain; that the Company may be unable to maintain current or develop future strategic relationships for its products and services, including with OEMs, other strategic partners, and utility customers; that any decision on the part of an OEM or other strategic partner not to pursue development or commercialization of its products could negatively adversely impact our business or results of operations; and the other risks set forth in the Company’s most recently filed Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this release.

Editor’s Note:  Xonon and Xonon Cool Combustion are trademarks or registered trademarks of Catalytica Energy Systems, Inc., Gilbert, AZ, USA.

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